UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described in Item 5.07 below, at the annual meeting of shareholders of Unum Group (the "Company") held on May 24, 2018 (the "Annual Meeting"), shareholders adopted an Amended and Restated Certificate of Incorporation (the "Charter"), which includes the elimination of supermajority voting requirements along with certain other technical changes. The Charter became effective upon filing with the Secretary of State of Delaware on May 24, 2018.
On May 24, 2018, the Board of Directors, acting upon the recommendation of the Governance Committee, adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), which became effective upon the filing of the Charter with the Secretary of State of Delaware on May 24, 2018.
Consistent with the changes reflected in the Charter, Article IX, Section 2 of the Bylaws was amended to remove the supermajority voting requirement for shareholders to amend the Bylaws.  In various sections of the Bylaws, clarifications were also made to introduce a defined term for Annual Meetings, reflect that directors are elected on an annual basis, and delete duplicative language relating to the individuals authorized to preside at Annual Meetings.  In addition, certain other technical and non-substantive amendments were made in various sections of the Bylaws.
The above descriptions of the amendments to the Charter and the Bylaws are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on May 24, 2018. Matters submitted to shareholders at the Annual Meeting and voting results were as follows:
Item 1 - Election of Directors. Shareholders elected the eleven director nominees listed below for one-year terms expiring in 2019, based upon the following voting results:

Nominee	For	Against	Abstained	Broker Non-Votes
Theodore H. Bunting, Jr.	172,738,480	229,211	61,345	10,187,482
E. Michael Caulfield	169,636,554	3,331,093	61,389	10,187,482
Susan D. DeVore	172,736,201	130,492	162,343	10,187,482
Joseph J. Echevarria	170,481,712	2,486,599	60,726	10,187,482
Cynthia L. Egan	171,876,521	1,094,283	58,232	10,187,482
Kevin T. Kabat	171,377,962	1,487,293	163,781	10,187,482
Timothy F. Keaney	172,744,905	119,520	164,611	10,187,482
Gloria C. Larson	169,833,184	3,137,421	58,431	10,187,482
Richard P. McKenney	172,844,743	124,516	59,777	10,187,482
Ronald P. O’Hanley	172,663,068	303,951	62,017	10,187,482
Francis J. Shammo	172,746,968	220,460	61,608	10,187,482

Item 2 - Advisory Vote to Approve Executive Compensation. Shareholders approved, on an advisory basis, the compensation of Unum Group’s named executive officers, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
164,527,564	8,335,942	165,531	10,187,482

Item 3 - Ratification of Appointment of Independent Registered Public Accounting Firm. Shareholders ratified the appointment of Ernst & Young LLP as Unum Group’s independent registered public accounting firm for 2018, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
179,728,138	3,418,353	70,027	—

Item 4 - Approval of Amended and Restated Certificate of Incorporation. Shareholders approved the Amended and Restated Certificate of Incorporation, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
172,676,771	223,613	128,652	10,187,482

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are filed with this report:

3.1	Amended and Restated Certificate of Incorporation of Unum Group, effective May 24, 2018.
3.2	Amended and Restated Bylaws of Unum Group, effective May 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: May 25, 2018	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary